                                    EXHIBITS

                                  Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the quarterly filing of Innerspace Corporation, a Delaware corporation (the "Company"), on Form 10QSB for the periods ended August 31,
2002, as filed with the Securities and Exchange Commission (the "Report"), I,
Robert Arkin, Chief Financial Officer of the Company, certify, pursuant toss.906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/Robert Arkin
Robert Arkin
Chief Financial Officer and CEO
October 21, 2002